EXCUTION COPY	EXHIBIT 10.142

Ferring Pharmaceuticals, Inc.
4 Gatehall Drive, 3rd Floor
Parsippany, NJ  07054

July 8, 2008

Vyteris, Inc.
13-01 Pollit Drive
Fair Lawn, NJ   07410

Ladies and Gentlemen:

Reference is made to (i) the License and Development Agreement dated as of September 27, 2004 (as heretofore amended, the “License Agreement”) between Ferring Pharmaceuticals, Inc. (“Ferring”) and Vyteris, Inc. (“Vyteris”), and (ii) the Supply Agreement dated September 27, 2004 (the “Supply Agreement”) between Ferring and Vyteris.

On the date hereof, at the request of Vyteris, Ferring is making a loan to Vyteris in the principal amount of $2,500,000.00 (the “Loan”) evidenced by a Secured Note dated the date hereof and secured by a security interest in certain collateral (the “Collateral”) granted by Vyteris to Ferring under the Security Agreement dated as of the date hereof (the “Security Agreement”) between Vyteris and Ferring.  As additional consideration for, and in order to induce Ferring to make, the Loan, Vyteris and Ferring hereby agree as follows:

    1.    Vyteris hereby agrees that the proceeds of the Loan shall be used only to pay for Vyteris’ payment obligations under the License Agreement and the Supply Agreement and for other essential corporate operating expenses, including, but not limited to, any expenses attributable to Vyteris incur with shipment (and related matters) of the Equipment to Borrower’s Facility subject to paragraph 8 hereof.

    2.    Section 2.01(a) of the License Agreement is hereby amended to (a) insert the words “irrevocable (subject only to Ferring’s fulfillment of its obligations under the License Agreement)” immediately before the word “exclusive” in the first line thereof and (b) insert the words “have manufactured,” immediately after the word “manufacture” in the second and fourth lines thereof.

    3.    Section 2.02 of the License Agreement is hereby amended to insert the following as new paragraphs at the end thereof:

“The parties acknowledge that Ferring is now entitled to the benefits of the immediately preceding paragraphs of this Section 2.02 as if the conditions set forth therein have been satisfied as of the date hereof and Vyteris shall use its reasonable best efforts to effectuate the foregoing provisions of this Section 2.02 and cooperate with Ferring in all reasonable respects related thereto solely by the prompt transmittal to Ferring of copies of all manufacturing Know How existing as of the date hereof.  Vyteris makes no representations to Ferring with regard to such documentation, and Vyteris has no further obligations to Ferring regarding the manufacturing Know-How”.

“Notwithstanding anything to the contrary contained herein, Vyteris hereby grants Ferring the irrevocable right, at Ferring’s election which may be exercised at any time, to make or have made the Product (by Ferring itself, its sublicensee(s) and/or by a third party selected by Ferring) to provide supplies of the Product for Phase III trials and/or for commercial supply of the Product for marketing and sale by Ferring and/or its affiliates and sublicensees hereunder.  This right shall survive termination of this Agreement and continue thereafter so long as Ferring has the license to market and sell the Product hereunder.”

    4.    Section 9.07 of the License Agreement is hereby amended to change the words “shall grant” appearing in clause (c) thereof to “hereby grants” and by adding after the word “irrevocable” the following “(subject to performance by Ferring of its obligations hereunder including any payment obligations)”..

    5.    The License Agreement is hereby amended to insert the following new Section 21 at the end thereof:

“21.    ACKNOWLEDGEMENT

21.01    The parties hereto acknowledge that this Agreement is a license of intellectual property within the meaning of 11 U.S.C. §365(n).”

    6.    Article 5 of the Supply Agreement is hereby amended to add the following as a new paragraph at the end thereof:

“Notwithstanding the foregoing, Vyteris hereby grants Ferring the  right, which may be exercised at any time, to establish an additional source or sources to manufacture and supply or to have manufactured and supplied the Product to Ferring (such  manufacturing to be performed by Ferring itself, its sublicensee(s) and/or by a third party selected by Ferring).  This right is granted solely with respect to manufacture of the Product and is limited in all respects by the applicable provisions of the License Agreement.  This right shall survive termination of this Agreement and continue thereafter so long as Ferring has the license to market and sell the Product under the License and Development Agreement.”

    7.    Vyteris hereby agrees to furnish to Ferring no later than July 1, 2008, copies of all Form FDA 483 Inspectional Observations (“FDA 483s”) existing as of such date and related to Vyteris’ manufacturing activities which could reasonably affect the Product and any like FDA 483s until the Loan is repaid in full.. and until the Loan is repaid in full, to furnish to Ferring, promptly upon receipt, copies of all FDA 483s relating to the Product after the date hereof.

    8.    Until the Loan is repaid in full, Vyteris may not make any payments to any related party shareholders or entities controlled by related party shareholders (“related party shareholder” is defined as those shareholders listed on the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” table in Vyteris’ Schedule 14A filed with the SEC on April 25, 2008), except for salaries, bonuses, benefits, etc. and consulting fees payable to officers as set forth on Exhibit A hereto (subject to customary increases for inflation and the like)and Russell Potts and Arthur Courbanou (directors) at ongoing rates and otherwise, as such compensation packages may be amended upon terms no more favorable to such officers and director than under past practice approved by Vyteris’ compensation committee.  Notwithstanding anything to the contrary in the foregoing, this paragraph 8 shall not prohibit payment by Vyteris to its directors under the 2007 Outside Directors Compensation Plan, as may be amended from time to time.

    9.    So long as any amounts are outstanding under the Note, Ferring shall receive notice of all meetings  of the Board of Directors of Vyteris, and subject to having designated an observer (which may be only one person and not subject to change unless the designated person is no longer employed or retained by Ferring), who has signed Vyteris’ standard nondisclosure agreement , such observer may attend Vyteris’ meetings of its Board of Directors ; provided, however, that such observer shall not have a right to vote or otherwise pass on any matters brought to the attention of the Board at such meetings, and such observer shall be excluded from any discussions regarding any matters related to Ferring.  The observer also covenants that he will not share any material discussed at any Board meeting with any third party or related party including Ferring and its affilaites.

    10.    This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles.

    11.    This letter agreement may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Vyteris and Ferring hereby submit to the exclusive jurisdiction of the state and federal courts located in the City of Newark, State of New Jersey for the sole purpose of this letter agreement and any controversy arising hereunder. VYTERIS AND

FERRING EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM THIS LETTER AGREEMENT.

Please confirm your agreement to the foregoing by executing the enclosed duplicate original of this letter in the space provided below and returning it to Ferring.

FERRING PHARMACEUTICALS, INC.

By:	/s/ Wayne C. Anderson
Name: Wayne C. Anderson
Title: President and CEO

ACCEPTED AND
AGREED TO:

VYTERIS, INC.

By:   _/s/ Donald Farley
Name: Donald Farley
Title: Chairman

EXHIBIT A

OFFICER COMPENSATION

Name	Annual Salary	Contract Term	Options 50% Grant & 50% Performance Vest Annually over 2 years	Cash Bonus Performance Based as % of Base Salary	Severance Base Pay & Benefits	Severance Options Extend Vesting	Other
Espinal, Rafael	$240,000	N/A	400,000	20%			$800 Car Allowance & $3,500 rent per month 12/31/2008
Lyons, Cormac	$173,250	2 year	400,000	20%	6 months	2 years
Reidy, Mike	$172,575	2 year	400,000	20%	6 months	2 years
Himy, Joseph	$192,000	2 year	1,000,000	25%	6 months	2 years
Hartounian, Haro	$325,000	2 year	2,500,000	40%	6 months	2 years	$10K a month living Expense through June 2009
Farley, Don	$30,000 remaining at $2,000in cash per week; if extension, would be at $2,000 in cash per week						$500 in stock for 20 weeks;

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